Exhibit 20.8
Page 1 of 3

Navistar Financial 1996-B Owner Trust
For the Month of October 1996
Distribution Date of November 20, 1996

Original Pool Amount                  $486,507,362.75

Beginning Pool Balance                $486,507,362.75
Beginning Pool Factor                       0.8830493

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $13,989,557.80
  Interest Collected                    $4,119,587.40

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries               $0.00
Total Additional Deposits                       $0.00

Repos/Chargeoffs                          $533,952.94
Aggregate Number of Notes Charged Off               3

Total Available Funds                  $18,109,145.22

Ending Pool Balance                   $471,983,852.01
Ending Pool Factor                          0.9701474

Servicing Fee                             $405,422.80

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $12,185,784.98
  Target Percentage                              2.50%
  Target Balance                       $11,799,596.30
  Minimum Balance                       $9,730,147.26
  (Release)/Deposit                      $(386,188.68)
  Ending Balance                       $11,799,596.30

Current Weighted Average APR:                  10.169%
Current Weighted Average
  Remaining Term (months):                      48.38

                                           Dollars       Notes
Delinquencies:
Installments:
     1-30 days                           1,662,734.60    1,351
    31-60 days                             186,537.26      155
    60+ days                                11,095.93        9

    Total                                1,860,367.79    1,352

  Balances: 60+ days                       429,289.32        9

Memo Item - Reserve Account
  Opening Balance                      $12,162,684.06
  + Invest. Income                          23,100.92
  - Transfer to Collections Account              0.00
Beginning Balance                      $12,185,784.98

Exhibit 20.8
Page 2 of 3

Navistar Financial 1996-B Owner Trust
For the Month of October 1996

                                                 NOTES                                            CLASS B          CLASS C
                                  TOTAL          CLASS A-1       CLASS A-2       CLASS A-3        CERTIFICATES     CERTIFICATES
Original
 Pool Amount Dist.:          $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
 Distribution Percentages                             100.00%            0.00%            0.00%           0.00%           0.00%
 Coupon                                                5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance       $486,507,362.75
Ending Pool Balance          $471,983,852.01
Collected Principal           $13,989,557.80
Collected Interest             $4,119,587.42
Charge-Offs                      $533,952.94
Liquidation Proceeds/Recoveries        $0.00
Servicing                        $405,422.80
Cash Transfer from Reserve Acct        $0.00
  Total Collections Available
    for Debt Service          $17,703,722.42

Beginning Balance            $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75

Interest Due                   $1,152,898.15      $227,377.50      $258,053.83      $582,184.17      $43,043.00      $42,239.65
Interest Paid                  $1,152,898.15      $227,377.50      $258,053.83      $582,184.17      $43,043.00      $42,239.65
Principal Due                 $14,523,510.74   $14,523,510.74            $0.00            $0.00           $0.00           $0.00
Principal Paid                $14,523,510.74   $14,523,510.74            $0.00            $0.00           $0.00           $0.00

Ending Balance               $471,983,852.01   $91,976,489.26  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)           0.8636290071     1.0000000000     1.0000000000    1.0000000000    1.0000000000

Total Distributions           $15,676,408.89   $14,750,888.24      $258,053.83      $582,184.17      $43,043.00      $42,239.65

Interest Shortfall                     $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                    $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
 Total Shortfall
   (required from Reserve)             $0.00            $0.00            $0.00            $0.00           $0.00           $0.00

Excess Servicing               $2,027,313.53

Beginning Reserve Account
  Balance                     $12,185,784.98   See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                  ($386,188.68)
Ending Reserve
  Account Balance             $11,799,596.30

Exhibit 20.8
Page 3 of 3

Navistar Financial 1996-B Owner Trust
For the Month of October 1996

Trigger Events:   A) Loss Trigger - Reserve Account Balance
                     Loss Trigger - Certificate Lockout Event
                  B) Delinquency Trigger
                  C) Noteholders Percent Trigger

                                   1
                                 Oct 1996

Beg. Pool Balance           $486,507,362.75

A) Loss Trigger:
Principal of Contracts
  Charged off                   $533,952.94
Recoveries                            $0.00

Loss Trigger - Reserve Account Balance                Loss Trigger - Certificate Lockout Event
Total Charged off (Months 5,4,3)        $0.00           Total Charged off (Months 1-6)       $533,952.94
Total Recoveries (Months 3,2,1)          0.00           Total Recoveries (Months 1-6)               0.00
Net Loss/(Recoveries) for 3 Mos.        $0.00(a)        Net Loss/(Recoveries) for 6 Mos.     $533,952.94(c)

Total Balance                                         Total Balance
  (Months 5,4,3)                         N/A(b)         (Months 1-6)                                 N/A(d)

Loss Ratio Annualized [(a/b)(12)]         N/A       Loss Ratio [(c/d)(12)]                           N/A

Trigger: Is Ratio> 1.5%                    No         Trigger: Is Ratio> 6.0%                         No

B) Delinquency Trigger:
   Balance delinquency 60+ days   $429,289.32
   As % of Beginning
     Pool Balance                     0.08824%
   Three Month Average                0.08824%

Trigger:  Is Average> 2.0%                 No

C) Noteholders Percent Trigger:        2.4254%
   Ending Reserve Acct Balance
     not less than 1% of Initial
     Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%                No

  Navistar Financial Corporation



by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer